Exhibit (n)
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement (No. 333-178516) on Form N-2 of Horizon Technology Finance Corporation of our report dated March 16, 2011, relating to our audits of the consolidated financial statements of Horizon Technology Finance Corporation and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Selected Consolidated Financial and Other Data” in such Prospectus.
/s/ McGladrey & Pullen, LLP
New Haven, Connecticut
January 24, 2012